Exhibit 32.2
Certifications Furnished Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Canadian Pacific Kansas City Limited
In connection with the Quarterly Report of Canadian Pacific Kansas City Limited (the “Company”) on Form 10-Q for the period ended June 30, 2025 (the “Report”) to which this certificate is an exhibit, I, Nadeem Velani, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 30, 2025	/s/ NADEEM VELANI
Nadeem Velani
Executive Vice-President and Chief Financial Officer